Exhibit 5.9

EMMETT BERRYMAN	April 12, 2017	SENDER’S E-MAIL:
eberryman@lmlawyers.com

Quorum Health Corporation

1573 Mallory Lane

Brentwood, Tennessee 37027

Ladies and Gentlemen:

We have acted as Texas counsel to Quorum Health Corporation (the “Company”) and the Guarantors (as defined below), each organized and existing under the laws of the State of Texas, in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 (the “Registration Statement”), which relates to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and exchange of up to $400,000,000 aggregate principal amount of the Company’s 11.625% senior notes due 2023 (the “Exchange Notes”) that are to be general senior unsecured obligations of the Company and unconditionally guaranteed on a senior unsecured basis by certain of the Company’s current and future domestic subsidiaries, including the Texas entities set forth on Schedule I attached hereto (the subsidiary guarantors set forth on Schedule I attached hereto being each, individually referred to herein as “Guarantor” and collectively referred to herein as the “Guarantors”). The Exchange Notes are to be issued pursuant to an indenture (the “Original Indenture”), dated as of April 22, 2016, by and between the Company and Regions Bank (the “Trustee”), and as supplemented by the first Supplemental Indenture, dated as of April 29, 2016, by certain of the guarantors and acknowledged by the Trustee and the Company (the “First Supplemental Indenture”) and the second Supplemental Indenture, dated as of December 28, 2016 by QHCCS, LLC and acknowledged by the Trustee and the Company (the “Second Supplemental Indenture,” and together with the Original Indenture and First Supplemental Indenture, the “Indenture”).

The Exchange Notes are to be issued in an exchange offer for a like aggregate original principal amount of currently outstanding 11.625% senior notes due 2023 in accordance with the terms of a Registration Rights Agreement, dated as of April 22, 2016, by and among the Company and Credit Suisse Securities (USA) LLC (“Credit Suisse”), each as representative of the parties named therein as the Initial Purchasers (the “Original Registration Rights Agreement”), the related Registration Rights Joinder, dated as of April 29, 2016, by and among the Company, the guarantors party thereto, and Credit Suisse (the “First Joinder”) and the related Registration Rights Joinder, dated as of December 28, 2016, by and among the Company, QHCCS, LLC as guarantor, and Credit Suisse (the “Second Joinder”, and together with the Original Registration Rights Agreement and the First Joinder, the “Registration Rights Agreement”).

In rendering our opinions herein, we have relied with respect to factual matters, solely upon the Officers’ Certificate (defined below), and certificates of public officials referred to below. In addition thereto, we have reviewed and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for rendering our opinions, including, without limitation, the following:

1)	the Registration Rights Agreement;

2)	the Indenture;

3)	the form of Exchange Notes;

4)	the Registration Statement;

5)	the prospectus contained within the Registration Statement (the “Prospectus”);

6)	Certificate of Incorporation of Big Bend Hospital Corporation;

7)	Bylaws of Big Bend Hospital Corporation;

8)	Certificate of Incorporation of Big Spring Hospital Corporation;

9)	Bylaws of Big Spring Hospital Corporation;

10)	the Corporate Status Certificates (as defined in subpart (iii) below); and

11)	the Evidences (as defined in subpart (v) below).

Items (6) through (11) above are collectively referred to herein as the “Corporate Documents.”

Items (1) through (5) above are collectively referred to herein as the “Transaction Documents.”

In addition we have examined and relied upon the following:

(i) with respect to each Guarantor, certificates from the Secretary of such Guarantor certifying in each instance as to true and correct copies of the articles of incorporation and bylaws of such Guarantor and resolutions of the board of directors of such Guarantor authorizing the guarantees by such Guarantor of the obligations of the Company under the Exchange Notes (each an “Officers’ Certificate”);

(iii) with respect to each Guarantor, a certificate dated February 20, 2017 issued by the Office of the Secretary of State of Texas, attesting to the corporate status of such Guarantor in Texas (collectively, the “Corporate Status Certificates”);

(v) with respect to each Guarantor, evidence of franchise tax account status, dated February 14, 2017, from the Comptroller of Public Accounts of the State of Texas (collectively, the “Evidences”); and

(vi) originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

Assumptions Underlying Our Opinions

With your permission, as to questions of fact material to this Opinion and without independent verification with respect to the accuracy of such factual matters, we have relied upon the Indenture,

certificates of public officials, accuracy of the public record, and the officers and directors of the Guarantors. We have made no independent investigation of the any statements, warranties and representations made by Guarantors in the Indenture or any related matters. With the exception of the Corporate Documents, we have not examined the books and records of the Guarantors.

For purposes of this Opinion, we have assumed, with your approval and without independent investigation, the following:

(a) No fraud, mistake, undue influence, duress or criminal activity exists with to the Transaction Documents or any of the matters relevant to the opinions rendered herein.

(b) The genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic, original documents of all documents submitted to us as copies, the due authority of the parties executing such documents, and the legal capacity of natural persons.

(c) All factual matters, including, without limitation, any representations and warranties, contained in the Transaction Documents, are true and correct as set forth therein.

(d) The Indenture is in all material respects in the same form substantially as set forth in the ‘Description of Notes’ section of the Transaction Documents.

Our Opinions

Subject to the assumptions, exceptions and limitations hereinabove and hereinafter stated, it is our opinion that:

(1) Based solely upon its Corporate Status Certificate and the applicable Evidence, each Guarantor is a validly existing corporation under the laws of the State of Texas.

(2) Each Guarantor has the requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture, including its guarantee of the Exchange Notes.

(3) The execution and delivery by each Guarantor of the Indenture and the performance of its obligations thereunder, including guaranteeing the Exchange Notes in accordance with the provisions of the Indenture, have been duly authorized by each Guarantor.

Qualifications and Limitations

This letter expresses our legal opinion as to the foregoing matters based on our professional judgment at this time based solely upon laws, rulings and regulations in effect on the date hereof; it is not, however, to be construed as a guaranty, nor is it a warranty that a court considering such matters would not rule in a manner contrary to the opinions set forth above.

We are qualified to practice law in the State of Texas, and we express no opinions as to the laws of other jurisdictions other than to the laws of the State of Texas, as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter and may not be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act. Hodgson Russ, LLP, legal counsel to the Company and each of the Guarantors, may rely upon this opinion with respect to matters set forth herein that are governed by Texas law for purposes of its opinion being delivered and filed as an exhibit to the Registration Statement.

Very truly yours,

LIECHTY, McGINNIS, BERRYMAN & BOWEN, LLP, a Texas limited liability partnership

/s/ Emmett W. Berryman

By:	Emmett W. Berryman, Partner

Schedule I

Guarantors

Name of Guarantor	State of Organization
Big Bend Hospital Corporation	TX
Big Spring Hospital Corporation	TX